Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Shift Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the nine months ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), Jeff Clementz, Chief Executive Officer of the Company, and Oded Shein, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeff Clementz
Jeff Clementz
Chief Executive Officer
November 9, 2022

/s/ Oded Shein
Oded Shein
Chief Financial Officer
November 9, 2022